EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE — January 24, 2007 (4:00 p.m. Central Time)
CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203
Contact: Sally P. Kimble, Executive Vice President and Chief Financial Officer (615.565.8645)
CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
ANNOUNCES FOURTH QUARTER AND 2006 YEAR-END EARNINGS
Nashville, Tennessee, January 24, 2007 — Capital Bancorp, Inc. today issued the following statement:
Capital Bancorp, Inc. reported consolidated earnings and financial highlights for the quarter and year ended December 31, 2006. Capital Bancorp, Inc. is the parent company of Capital Bank & Trust Company. These results included:
Net income for the year ended December 31, 2006 was $4,181,000, or $1.18 earnings per common share ($1.14 diluted earnings per common share), $957,000 greater than net income for 2005 of $3,224,000, or $0.93 earnings per common share ($0.88 diluted earnings per common share). That represents an increase of 29.7% over 2005. Net income for the fourth quarter of 2006 was $1,104,000, or $0.31 basic earnings per common share ($0.30 diluted earnings per common share), up 32.4% from $834,000, or $0.24 basic earnings per common share ($0.23 diluted earnings per common share), for the same period in 2005. The primary component in the Company’s increased net income is the Company’s increased net interest income due to the growth of the Company’s loan portfolio.
The Company continues to report growth based on the increase in loans and deposits at its subsidiary, Capital Bank & Trust Company. Total assets have increased $90,548,000, or 19.1%, from $473,894,000 at December 31, 2005, to $564,442,000 at December 31, 2006. Loans, net of allowance for possible loan losses and unearned interest and fees, increased $73,144,000, or about 18.9%, during the year, ending the period at $460,182,000. Total deposits increased $86,282,000, or 22.8%, to $464,952,000 during the same period.
In commenting on the Company’s performance for the period, R. Rick Hart, Chairman, President and CEO, said: “2006 was a strong year for us with our earnings per share increasing by 30% over the previous year. Loans and deposits continue to reflect strong increases as well hovering around 19% and 23% respectively. We also continued to expand our franchise by opening our first full service retail location in Williamson County. We are fortunate to have such a sterling group of professional bankers here at Capital Bank.”
Included with this press release is a copy of the Company’s unaudited balance sheet and income statement for the periods indicated. This unaudited information should be read in conjunction with the notes to the consolidated financial statements presented in the Company’s December 31, 2005 Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 31, 2006.
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such

forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank’s ability to attract stable low-cost deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company’s ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company’s reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course of business. The Company undertakes no obligation to correct or update this information.
Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its subsidiary Capital Bank & Trust Company, which operates seven full-service banking offices in Davidson, Sumner and Williamson Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, Hermitage and Franklin. Capital Bancorp, Inc. also has a wholly owned trust subsidiary, Capital Bancorp Capital Trust I, which was established in the second quarter of 2005 to facilitate the issuing of trust preferred securities. For additional information about the Company and the Bank, please visit the Bank’s website at www.capitalbk.com.
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CAPITAL BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(Unaudited)

	December 31,	December 31,
(In Thousands, except share amounts)	2006	2005
Assets:
Cash and due from banks, including reserve requirements of $529, and $883, respectively	$8,372	$11,022
Federal funds sold	2,881	25

Cash and cash equivalents	11,253	11,047
Securities available-for-sale	67,784	57,040
Loans, net	460,182	387,038
Premises and equipment, net	5,780	5,200
Accrued interest receivable	2,744	2,142
Bank owned life insurance	9,535	4,773
Other assets	7,164	6,654

Total Assets	$564,442	$473,894

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$44,425	$41,004
Interest bearing demand	19,061	11,406
Savings (includes Money Market Deposit Accounts)	96,418	121,672
Time	111,398	96,950
Time, over $100,000	193,650	107,638

Total deposits	464,952	378,670
Federal Home Loan Bank advances	44,612	46,861
Junior subordinated debentures	12,372	12,372
Other liabilities	7,537	7,379

	64,521	66,612

Total liabilities	529,473	445,282

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized; 3,621,575 and 3,482,495 shares issued and outstanding	15,298	14,347
Retained earnings	20,009	14,954
Accumulated other comprehensive income	(338)	(689)

Total stockholders’ equity	34,969	28,612

Total Liabilities and Stockholders’ Equity	$564,442	$473,894

CAPITAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Twelve Months Ended December 31, 2006 and 2005
(Unaudited)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
(In Thousands, except per share amounts)	2006	2005	2006	2005
Interest income:
Interest and fees on loans	$9,185	$7,104	$34,356	$24,180
Interest on investment securities:
U.S. Government agencies	284	178	957	698
State, county and municipal	130	97	463	331
Mortgage backed securities	347	297	1,193	1,252
Other interest	86	82	341	267

Total interest income	10,032	7,758	37,310	26,728
Interest expense:
Interest on deposits:
NOW	25	24	97	78
Savings and MMDA	873	868	3,537	2,514
Time	3,666	1,858	11,758	6,080
Interest on FHLB and other borrowings	764	705	3,124	2,557

Total interest expense	5,328	3,455	18,516	11,229

Net interest income	4,704	4,303	18,794	15,499
Provision for loan losses	208	453	1,328	1,665

Net interest income after provision for loan losses	4,496	3,850	17,466	13,834
Other income:
Service charges on deposit accounts	307	298	1,248	1,117
Mortgage origination fees	138	207	581	745
Gain on call of securities	—	—	—	14
Miscellaneous	391	119	808	401

Total other income	836	624	2,637	2,277
Other expenses Salaries and employee benefits	2,194	1,949	8,366	6,742
Occupancy	334	295	1,185	1,059
Other operating	1,127	925	4,025	3,326

Total other expenses	3,655	3,169	13,576	11,127
Earnings before income taxes	1,677	1,305	6,527	4,984
Income taxes	573	471	2,346	1,760

Net earnings	$1,104	$834	$4,181	$3,224

Basic earnings per share	$0.31	$0.24	$1.18	$0.93

Diluted earnings per share	$0.30	$0.23	$1.14	$0.88